                              SCHEDULE NO. 01

                            dated March 7, 1997
                         incorporating by reference
                      Master Agreement dated March 7, 1997
                    between VARILEASE CORPORATION, as Lessor,
                         and STARPAK, INC., as Lessee.


LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE, AGREES TO LEASE THE EQUIPMENT TO LESSEE ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

1.   Equipment Description:
                                                               Value for
                                                               Calculation
                      Model/                                   of Stip.
Qty   Mfgr            Feature       Description                Loss Value

      Aspect                        Automatic Call Director    $824,876.60

(As more fully described on Attachment A attached hereto and made a part hereof)

2.   Base Monthly Rental:                        $22,082.00

3.   Equipment Location:                         111 Havana Street
                                                 Denver, CO  80114

4.   Equipment Return Location:                  To Be Advised

5.   Expected Delivery Date:                     April 1997

6.   Base Term:                                  36 months

7. Riders: If there are no Riders, please check here:__. If there are Riders, attach and describe here:
               FMV Renewal Option
               FMV Purchase Option

8.   Special Terms:

     A) The thirty-sixth (36th) Base Monthly Rental is due and payable on the Rent Commencement Date.

     B) Vendor Progress Payment. Lessor and Lessee acknowledge that Lessor may make a certain "Progress Payment" to the Equipment vendor, Aspect Telecommunications, Inc. ("Vendor"), in advance of Lessee's acceptance of the Equipment. In consideration of Lessor's payment of any such Progress Payment, Lessee agrees that in the event Lessee shall not deliver Lessee's Installation certificate in respect of the Equipment to Lessor on or before thirty (30) days following the Installation Date (unless such period is extended by mutual agreement of Lessor and Lessee), Lessee shall pay to Lessor, or Lessor's Assignee, upon demand, an amount equal to the sum of the Progress Payment made by Lessor pursuant hereto, together with unpaid interest thereon at a per annum interest rate equal to one and one half (1.5) percentage points over the prime rate of interest. Lessor and Lessee acknowledge and agree that Lessor may make the following Progress Payment to Vendor as follows: Seventy (70%) Percent Fifteen (15) days after delivery of the Equipment, Twenty (20%) Percent upon cutover along with the Ten (10%) Percent deposit made by Lessee to be reimbursed upon final funding.

9.   Lessee Address for Notices (if different than Master Agreement):

Notwithstanding anything herein or in the Master Agreement to the contrary, Lessee acknowledges and agrees, that Lessor shall be entitled to claim for federal income tax purposes, without limitation, all benefits, credits and deductions related to the Equipment.

The undersigned Lessee acknowledges that this Schedule authorizes the Lessor or its agents or assignee(s) to sign and execute on its behalf any and all necessary documents to make public this lease transaction. The parties intend this transaction to be a true lease, but if any court or tribunal, having power to bind the parties, should conclude that all or part of this
Schedule is not a true lease but is in the nature of a sale, consignment, or other transaction, the parties intend and the Lessee hereby grants a continuing security interest in the Equipment from the date of this Schedule to secure the payment of all Lessee's indebtedness to Lessor.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN ITEM 7 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT. LESSEE ACKNOWLEDGES THAT ON OR BEFORE LESSEE'S SIGNING OF THIS SCHEDULE IT RECEIVED A COPY OF THE CONTRACT EVIDENCING LESSOR'S ACQUISITION OF THE EQUIPMENT.

LESSOR:                            LESSEE:

VARILEASE CORPORATION              STARPAK, INC.

By:     /s/ Gary F. Miller         By:     /s/ Dennis M. Swenson
Name:   Gary F. Miller             Name:   Dennis M. Swenson
Title:  Senior Vice President      Title:  Vice President

                                                                  Rider No. 01

                                 RENEWAL OPTION

To Schedule No. 01 dated March 7, 1997
Master Agreement dated March 7, 1997
Lessor:  Varilease Corporation
Lessee:  Starpak, Inc.

Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option to extent the term of the Lease as to all, but not less than all, of the Equipment at the end of the Base Term or any prior renewal term subject to the following terms and conditions:

     1. Lessee must notify Lessor of its exercise of the option at least 180 days prior to the expiration of the Base Term or renewal term, if applicable.

     2. All of the terms and conditions of the Lease, other than the Base Monthly Rental, which shall be the then Fair Rental Value of the Equipment at the commencement of such renewal term, shall remain the same. For purposes of this Renewal Option, the "Fair Rental Value" is defined as the value upon which a willing lessor and a willing lessee would agree, for the term involved, each respectively under no compulsion to lease. Fair Rental Value shall be determined by agreement of Lessor and Lessee, or, if they are unable to agree, Fair Rental Value shall be determined by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee.

                                                  Rider No. 02

                       PURCHASE OPTION

To Schedule No. 01 dated March 7, 1997
Master Agreement dated March 7, 1997
Lessor:  Varilease Corporation
Lessee:  Starpak, Inc.


Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, and provided Lessee has given Lessor at least 180 days written notice prior to the expiration of the Base Term of any extension, Lessee shall have the option at the end of such Base Term or any extension to purchase all, but not less than all, of the Equipment for an amount equal to the then Fair Market Value of the Equipment.

For purposes of this Purchase Option, "Fair Market Value" shall be defined as the purchase price of the Equipment (delivered and installed at Lessee's location) that would be obtained in an arm's length transaction between a willing seller and a willing purchaser, neither under a compulsion to buy or sell. In the event Lessor and Lessee cannot agree upon the Fair Market Value, then such amount shall be determined by an independent appraiser selected by Lessor but satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee.

Upon receipt of the Fair Market Value, plus any taxes, Lessor shall execute and deliver to Lessee a bill of sale without representation or warranty except that the Equipment is free and clear of any liens, claims or encumbrances created by Lessor.

                                 Attachment A

[LOGO] ASPECT                                        29117
                                                     Order
                                                    Schedule
                                          Date         No.         Page
                                        2/10/97      OS-2747         1
                                               ORDER SCHEDULE
Aspect Telecommunications, Inc.
1730 Fox Drive
San Jose, CA  95131-2312

SOLD TO:                                     BILL TO:
Debbie Grosskopf                             Debbie Grosskopf
StarTek Inc.                                 StarTek Inc.
237 22nd Street                              237 22nd Street
Greeley, CO  80631                           Greeley, CO  80631
USA                                          USA
970/346-5344                                 970/346-5344

                                             SHIP TO:
This order is submitted by the               Debbie Grosskopf
customer with the understanding              StarTek Inc.
that the terms and conditions                1111 Havana Street
with respect to this order apply             Denver, CO  80114
as defined in the Customer                   USA
Agreement as of the date of this             970/346-5344
order.
Revised Price configuration:
Equipped 286 Telesets, 25 T/s
Agility App Dev.

Quotation Number:                            Requested Delivery Date: 3/14/97
P.O. Number:                                 Sales Representative:  Brad Lenane
Type of Support:       Comprehensive with TeleSet Participation
Support Zone:  A

                                                          UNIT     EXTENDED
QTY    MODEL             DESCRIPTION                      PRICE    PRICE
                         CallCenter Hardware and
                         Software: Aurora
 1     1417              Aspect Switching Shelf
                         Model 400-R                      42400.00 42400.00
 2     3404              Main Distribution Frame-         Included in CallCenter
                         Fixed                            Hardware
 1     3030              Cluster Controller               Included in CallCenter
                                                          Hardware
 1     3101              68030X 4MB/16MHz                 Included in CallCenter
                         Processor                        Hardware
 2     3202              Slide-in System Disk Drive       Included in CallCenter
                         2GB                              Hardware
 1     3011              Music Recording Adapter          Included in CallCenter
                                                          Hardware
 2     3102              68030X 16MB/25MHz Call           Included in CallCenter

                         Processor                        Hardware
 2     3103              68060U 32MB/50MHz Admin          Included in CallCenter
                         Processor                        Hardware
 1     4045              Voice Subsystem Interface        Included in CallCenter
                         Card (8 ports)                   Hardware
 2     4049              DTMF Receiver Card               Included in CallCenter
                                                          Hardware
 1     3630              Data Exchange Link Kit           Included in CallCenter
                         (Redundant)
 1     3029              Management Workstation-          Included in CallCenter
                         Release 6                        Hardware
 2     3560              110 Punch Down Block             Included in CallCenter
                                                          Hardware
 1     1453              CallCenter System Software       52360.00 52360.00
                         400R
 1     6431              ANI Applications Software        Included in CallCenter
                         Package                          Hardware
 1     6640              CallCenter Software              Included in CallCenter
                         Release 6.1-NA                   Hardware
 1     6210              CallCenter Database              Included in CallCenter
                         Software                         Hardware
 1     6244              CV Standard/Personnel            Included in CallCenter
                         ReportFolios                     Hardware
 1     6475              Custom View ReportRunner         Included in CallCenter
                                                          Hardware
 1     6490              ReportRunner CallCenter          Included in CallCenter
                         6.0 Update                       Hardware
 1     6710              Custom View Director-            Included in CallCenter
                         Single Copy                      Hardware
 2     3257              1,500,000 Call Records           2497.50 4995.00
                         Storage
 1     4043              External Music on Hold            877.80  877.80
                         Interface Card

[LOGO] ASPECT                                        Order
                                                    Schedule
                                             Date      No.        Page
                                           2/10/97   OS-            2
                                               ORDER SCHEDULE
Aspect Telecommunications, Inc.
1730 Fox Drive
San Jose, CA  95131-2312

                                               UNIT      EXTENDED
QTY  MODEL  DESCRIPTION                        PRICE     PRICE

  2  4045   Voice Subsystem Interface          8495.00    16990.00
            Card (8 ports)
  2  3273   Voice Storage Expansion            3847.25     7694.50
            Module
  1  3017   Call Recording Adaptor               41.80       41.80
250  3190   Aspect TeleSet, Standard            437.25   109312.50
 36  3192   Aspect TeleSet, Handsfree           492.25    17721.00
 36  3197   Standard Handset and Cradle          13.20      475.20
 22  4061   Aspect TeleSet Interface           6597.80   145151.60
            Card (16 port)
 13  4028   Digital Trunk Interface            5995.00    77935.00
            Card - II
 12  4029   Digital Trunk Interface            5995.00    71940.00
            Expansion
  1  4310   Agent Monitoring Card (AMC)        5720.00     5720.00
  1  6401   Application Bridge Access          1250.00     1250.00
            License
  1  6411   Application Bridge                 7500.00     7500.00
            Developer's License
  1  6412   Application Intf.                  Included in Installation
            Consultation PC
  3  6244   CV Standard/Personne                 l0.00        0.00
            ReportFolios
  2  6475   Custom View ReportRunner            877.80     1755.60
  2  6490   ReportRunner CallCenter               0.00        0.00
            6.0 Update
  9  6710   Custom View Director-               261.80     2356.20
            Single Copy
  1  6253   ANI ReportFolio                       0.00        0.00
  1  6480   Custom View ReportWriter           3517.80     3517.80
  1  6485   ReportWriter CallCenter               0.00        0.00
            6.0 Update
  1  6700   Custom View Producer-              4397.80     4397.80
            First Copy
  1  3060   Aspect TeleCaster                  2747.25     2747.25
  1  3068   Local Laser Printer                  17.60       17.60
            Adapter Kit
  1  6810   Management Workstation              695.00      695.00
            Window
  4  3019   Administrative Telephone             60.50      242.00
  7  4072   Station Line Interface Card        2197.80    15384.60
  1  3405   Utility Shelf-MDF                   151.80      151.80

  3  3588   Power Conduit, 50 Foot-             173.80      521.40
            A50F50 or MZ60
  1  3403   Secondary Circuit Protection         41.80       41.80
            Block Kit
  1  3061   Ring Voltage Generator              789.80      789.80
  1  3449   Cable Extension                     286.00      286.00
            Non-Redundant
  1  3450   Cable Extension Redundancy          217.80      217.80
            Upgrade
  2  3311   Cable Extension/Universal            33.00       66.00
            Link Ports
 33  3313   Cable Extension/Analog               22.00      726.00
            Trunks and TeleSets
 25  3314   Cable Extension/Digital              33.00      825.00
            Trunks

            Agility Hardware & Software
  1  3750   Aspect IAM Management1               395.00    1395.00
            Workstation
  1  3961   Integrated Applications             2317.10    2317.10
            Module Cabinet
  1  3964   Agility Modem for Aspect               0.00       0.00
            IAM Mgmt/Wkstn.
  1  3968   Agility Ethernet Converter           452.40     452.40
  1  6555   Agility Release 2.0 World          14500.00   14500.00
            Wide

            Agility Module #1: Star:
 24  6993   Action Agent Software 1-30           609.00   14616.00

[LOGO] ASPECT                                               Order
                                                           Schedule
                                                    Date      No.       Page
                                                   2/10/97  OS-           3
                                                         ORDER SCHEDULE
Aspect Telecommunications, Inc.
1730 Fox Drive
San Jose, CA  95131-2312

                                                         UNIT        EXTENDED
QTY   MODEL   DESCRIPTION                                PRICE       PRICE

 1    6118    Web Software License to                   8700.00     8700.00
              30 Agents
 1    6968    Facsimile Runtime License                 1160.00     1160.00
              to 30 Agents
 1    6974    Remote Database License                   1450.00     1450.00
              to 30 Agents
 1    6983    Supervisor/Action Agent                   6960.00     6960.00
              Env. to 30 Agents
 1    3902    Agility Application CPU-                  1702.30     1702.30
              Pentium, 90 MHz
 1    3908    Agility Application Memory                3511.90     3511.90
              - 128MB
 1    3923    Agility 2 Gigabyte Disk                    974.40      974.40
              Drive
 1    3960    Agility Integrated                        2030.00     2030.00
              Applications Module
 1    3965    Agility Tape Backup Assy-                  571.30      571.30
              3.5 Inch
 1    4101    Agility 24 Port Voice                     7920.00     7920.00
              Interface
 1    4120    Agility 4 Port Fax                        3021.80     3021.80
              Interface
 1    6140    Agility Database Client                      0.00        0.00
              Support
 1    6141    Agility Net Client Support                   0.00        0.00

              Agility Module #2:Developer:
 1    6992    Web Development                          11571.00    11571.00
              Environment
 1    3902    Agility Application CPU-                  1702.30     1702.30
              Pentium, 90 MHz
 1    3906    Agility Application Memory                1757.40     1757.40
              - 64MB
 1    3923    Agility 2 Gigabyte Disk                    974.40      974.40
              Drive
 1    3969    Agility Tape Backup                        571.30      571.30
              Assembly - 5.25 In.
 1    3972    Deskside Applications                     3462.25     3462.25
              Module
 1    4104    Agility 4 Port Analog                      693.10      693.10
              Voice Interface
 1    6140    Agility Database Client                      0.00        0.00

              Support
 1    6141    Agility Net Client Support                   0.00        0.00
 6    5190    Spare Aspect TeleSet,                      349.80     2098.80
              Standard
 1    9510    CV ReportWriter Training                  1500.00     1500.00
              Class/Voucher
 1    6549    Ap. Development Services                   195.00    38760.00
              *See budgetary note

                                         Purchase Price         $731,476.60
                                CallCenter Installation          $82,635.00
                                   Agility Installation          $10,765.00
                                      Acquisition Price         $824,876.60

                                  EXHIBIT A
                            MASTER LEASE AGREEMENT


MASTER LEASE AGREEMENT ("Master Agreement") made as of March 7, 1997, between VARILEASE CORPORATION, a Michigan corporation, having its chief executive offices at 28525 Orchard Lake Road, Farmington Hills, MI 48334 ("Lessor") and STARPAK, INC., a Colorado corporation having its chief executive offices at 237 22nd Street, Greeley, CO 80631 ("Lessee").

1.   LEASE

On the terms and conditions of this Master Agreement, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the items of personal property described in the Schedule(s) (collectively the "Equipment," and individually an "Item") which shall incorporate this Master Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. The term "Lease" shall refer to an individual Schedule which incorporates this Master Agreement. In the event of a conflict between this Master Agreement and any Schedule, the language of the Schedule shall prevail. The Lease shall be effective upon execution by Lessor at its offices.

2.   TERM

(a) The term of the Lease shall be comprised of a Delivery Term, Installation Term and Base Term. The Delivery Term for each Item shall commence on the date the Item is delivered to Lessee and shall end on the Installation Date. The Installation Term shall commence on the Installation Date and terminate on the first day of the month following the Installation Date for the last Item to be installed (the "Base Term Commencement Date"). The Base Term of the Lease shall begin on the Base Term Commencement Date, and may, subject to Subsection 2(b), terminate on the last day of the last month of the Base Term. The date of installation (the "Installation Date") for any Item shall be the earlier of either (i) the date on which the entity responsible for installing such Item certifies that the Item is installed and placed in good working order, or (ii) if Lessee has caused a delay in the installation of an Item, seven days from the date the Item is delivered to the equipment location specified in the Schedule, or (iii) if Lessee is to install the Item, the third day after delivery. In the event the Equipment is already installed at the equipment location of Lessee and has been previously paid for by Lessee, the Installation Date shall be the date on which the Lessor pays Lessee for the Equipment.

(b) A Lease may be terminated as of the last day of the last month of the Base Term by written notice given by either Lessor or Lessee not less than six (6) months prior to the date of termination of the Base Term. If the Lease is not so terminated at the end of the Base Term, the Base Term shall be automatically extended for successive six (6) month periods until such six (6) month notice is given. The Base Monthly Rental, as hereinafter defined, shall continue to be due and payable by Lessee until the Equipment redelivered to Lessor upon the termination of the Base Term or any extension term, and throughout any such extension term(s). No notice of termination may be revoked without the written consent of the other party. Lessor will notify Lessee in writing seven (7) months prior to lease termination of the date of the completion of lease term.

3.   RENTAL

(a) The rental amount payable to Lessor by Lessee for the Equipment will be as set forth on the Schedule ("Base Monthly Rental"). As rent for Equipment, Lessee shall pay Lessor in immediately available funds and in advance on the Base Term Commencement Date and on the first day of each month during the Base Term of the Lease the Base Monthly Rental, per month, and (ii) on the Installation Date an amount equal to 1/30th of the Base Monthly Rental for each Item times the number of days which will elapse from the Installation Date of such Item to the Base Term Commencement Date of the Lease. Each remittance from Lessee to Lessor shall contain information as to the Lease for which payment is made.

(b) For any payment of rent or other amount due under a Lease which is past due for more than five (5) days, interest shall accrue at the rate of 2% per month, from the date such payment was due until payment is received by Lessor, or if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate.

4.   TAXES

The term "Taxes" shall mean all taxes, fees and assessments due, assessed or levied by any foreign, federal, state or local government or taxing authority, and/or any penalties, fines or interest, which are imposed against or on the Equipment, its use, operation, or ownership, or the rentals or receipts due under the Lease, or penalties arising from the failure to file a return with respect to the Taxes, but shall not include any federal or state taxes based upon or measured by the net income of Lessor. As of the commencement of the term of the Lease, Lessee shall promptly report, file, pay and indemnify, and hold Lessor harmless with respect to any and all Taxes. Lessee will, upon request by Lessor, submit to Lessor written evidence of Lessee's payment of all Taxes.

5.   NET LEASE

The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment or its lease shall be borne by Lessee. Lessee's agreement to pay all obligations under the Lease, including but not limited to Base Monthly Rental, is absolute and unconditional and such agreement is for the benefit of Lessor and its Assignee(s). Lessee's obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever.
Except as may be otherwise expressly provided in the Lease, it shall not terminate, nor shall the obligations of Lessee be affected by reason of any defect in or damage to, or any loss or destruction of, no obsolescence of, the Equipment or any Item from any cause whatsoever, or the interference with its use by any private person, corporation or governmental authority, or as a result of any war, riot, insurrection or an Act of God. It is the express intention of Lessor and Lessee that all rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease. The Lease shall be binding upon the Lessee, its successors and permitted assigns and shall inure to the benefit of Lessor and its Assignee(s).

6.   INSTALLATION, RETURN AND USE OF EQUIPMENT

(a) Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packing and insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use. Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer. No cards, tapes, disks, data cells or other input/output and storage media may be used by Lessee to operate any Item unless it meets the specifications of the manufacturer. Lessee agrees that it will not install, or permit the installation of, the Equipment without Lessor's consent.

(b) Lessee shall, at all times during the term of the Lease, be entitled to unlimited use of the Equipment. Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the Schedule without the prior written consent of Lessor and in no event shall the Equipment be moved outside the continental, contiguous United States. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition, and maintenance of the Equipment. Lessee agrees to obtain all permits and licenses necessary for the operation of the Equipment.

(c) Lessee shall not without the prior written consent of Lessor, affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed is an "Improvement"). Title to all Improvements shall, without further act, upon the making, affixing or installation of such Improvement, vest solely in Lessor, except such Improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally intended function, value or use of the Equipment. Removal of the Improvement shall be performed by the manufacturer, at the sole expense of Lessee. Provided the Equipment is returned to Lessor in the condition required by the Lease, including, but not limited to coverage under the manufacturer's standard maintenance contract, title to the Improvement shall vest in the Lessee upon removal. Any Improvement not removed from the Equipment prior to return shall at Lessor's option remain the property of Lessor and shall be certified for maintenance by the manufacturer, at Lessee's expense.

     Lessee shall notify Lessor in writing no less than 60 days prior to the desired installation date of the type of Improvement Lessee desires to obtain. Lessor may, at any time within 10 days after receipt of the notice offer to provide the Improvement to Lessee upon terms and conditions to be mutually agreed upon. Lessee shall notify Lessor of any third party offers and shall lease the Improvement from Lessor if Lessor meets the terms of the third party offer.

     If Lessee leases an Improvement from Lessor, such lease shall be under a separate Schedule, the Improvement shall not be placed in service by Lessee prior to acquisition by Lessor, and Lessee shall execute and deliver any document necessary to vest title to such Improvement in Lessor.

     During the term of the Lease term and any renewal term, Lessee shall cause all Improvements to be maintained, at Lessee's expense, in accordance with the requirements of Section 7. Unless otherwise agreed to by Lessor, upon the expiration or earlier termination of the term of the Lease, any Improvement shall be de-installed and removed from the Equipment by the manufacturer, at Lessee's expense. If the Improvement is removed, the Equipment shall be restored to its unmodified condition and shall be certified for maintenance by the manufacturer, at Lessee's expense.

     In the event an Improvement is provided to Lessee by a party other than Lessor, Lessee shall cause such party to execute and deliver to Lessor such documents as shall be required by Lessor to protect the interests of Lessor and any Assignee in the Equipment, this Master Agreement and any Schedule.

(d) Lessee shall, at the termination of the Lease, at its expense, de-install, pack and return the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Installation Date, reasonable wear and tear excepted, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor approved by Lessor (the "Maintenance Organization") incorporated in the Equipment. Until the return of the Equipment to Lessor, Lessee shall be obligated to pay the Base Monthly Rental and all other sums due under the Lease. Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (if any) as are necessary for the manufacturer of the Equipment to accept the Equipment under a maintenance contract at its then standard rates.

7.   MAINTENANCE AND REPAIRS

Lessee shall, during the term of the Lease, maintain in full force and effect a contract with the manufacturer of the Equipment or Maintenance Organization covering at least prime shift maintenance of the Equipment. Lessee upon request shall furnish Lessor with a copy of such maintenance contract as amended or supplemented. During the term of the Lease, Lessee shall, at its expense, keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or Maintenance Organization, the Equipment is not designed or intended.

8.   OWNERSHIP, LIENS AND INSPECTIONS

(a) Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor and its Assignee(s), and shall affix and maintain tags, decals or plates furnished by Lessor on the Equipment indicating ownership and title to the Equipment in Lessor or its Assignee(s). Upon reasonable notice to Lessee, Lessor or its agents shall have access to the Equipment and Lessee's books and records with respect to the Lease and the Equipment at reasonable times for the purpose of inspection and for any other purposes contemplated by the Lease, subject to the reasonable security requirements of Lessee.

(b) Lessee shall execute and deliver such instruments, including Uniform Commercial Code financing statements, as are required to be filed to evidence the interest of Lessor and its Assignee(s) in the Equipment or the Lease. Lessee has no interest in the Equipment except as expressly set forth in the Lease, and that interest is a lease-hold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and its Assignee(s) that the Lease is intended to be a "finance lease" and not a "lease intended as security" as those terms are used in the Uniform Commercial Code, and that the Lease is intended to be a "true lease" as the term is commonly used under the Internal Revenue Code of 1986, as amended.

(c) LESSEE SHALL KEEP THE LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF WHATSOEVER KIND (EXCEPT THOSE CREATED BY LESSOR) AND LESSEE SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. No permitted assignment or sublease shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to pay all costs and expenses Lessor may incur in connection with such sublease or assignment. Lessee grants to Lessor the right of first refusal on any sublease or other grant of Lessee's rights to the Equipment.

9.  DISCLAIMER OF WARRANTIES

(a) LESSOR LEASES THE EQUIPMENT "AS IS," AND BEING NEITHER THE MANUFACTURER OF THE EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE, LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR
(iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

(b) For the term of the Lease, Lessor assigns to Lessee (to the extent possible), and Lessee may have the benefit of, any and all manufacturer's warranties, service agreements and patent indemnities, if any, with respect to the Equipment; provided, however, that Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to the Lease.

(c) NO REPRESENTATIONS OR WARRANTIES OF THE MANUFACTURER OR DISTRIBUTOR OF THE EQUIPMENT, OR ANY OTHER THIRD PARTY, CAN BIND LESSOR, AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR SHALL HAVE NO OBLIGATIONS WITH RESPECT TO THE EQUIPMENT EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR OTHER DOCUMENT EXECUTED BY LESSOR.

10.  ASSIGNMENT

(a) Lessee acknowledges and understands that Lessor may assign to a successor, financing lender and/or purchaser (the "Assignee"), all or any part of the Lessor's right, title and interest in and to the Lease and the Equipment and Lessee hereby consents to such assignment(s). In the event Lessor transfers or assigns, or retransfers or reassigns, to an Assignee all or part of Lessor's interest in the Lease, the Equipment or any sums payable under the Lease, whether as collateral security for loans or advances made or to be made to Lessor by such Assignee or otherwise, Lessee covenants that, upon receipt of notice of any such transfer or assignment and instructions from Lessor,

     (i) Lessee shall, if so instructed, pay and perform its obligations under the Lease to the Assignee (or to any other party designated by Assignee), and shall not assign the Lease or any of its rights under the Lease or permit the Lease to be amended, modified, or terminated without the prior written consent of Assignee; and

     (ii) Lessee's obligations under the Lease with respect to Assignee shall be absolute and unconditional and not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part, the prohibition of or other restrictions against Lessee's use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations contained in the Lease, any insolvency or bankruptcy of Lessor, or for any other cause; and

     (iii) Lessee shall, upon request of Lessor, submit documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including but not limited to the documents set forth in Section 15(c) of this Master Agreement.

     (iv) Lessee shall deliver to Assignee copies of any notices which are required under the Lease to be sent to Lessor; and

     (v) Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely) and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.

(b) Lessor shall not make an assignment or transfer to any Assignee who shall not agree that, so long as Lessee is not in default under the Lease, such Assignee shall take no action to interfere with Lessee's quiet enjoyment and use of the Equipment in accordance with the terms of the Lease. No such assignment or conveyance shall relieve Lessor of its obligations under the Lease and Lessee agrees it shall not look to any Assignee to perform any of Lessor's obligations under the Lease. No such assignment shall increase Lessee's obligations nor decrease Lessee's rights hereunder.

11.  QUIET ENJOYMENT

Lessor covenants that so long as Lessee is not in default under a Lease, Lessor shall take no action to interfere with Lessee's possession and use of the Equipment subject to and in accordance with the provisions of the Lease.

12.  INDEMNIFICATION

Except for the sole and gross negligence or willful misconduct of Lessor or Assignee, Lessee shall and does agree to indemnify, protect, defend, save and keep harmless Lessor and its Assignee(s) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses of any kind and nature whatsoever, including but not limited to attorneys fees, including without limitation attorneys fees in connection with the enforcement of this indemnification, which may be imposed upon, incurred by or asserted against Lessor or its Assignee(s) in any way relating to or arising out of the Lease, the manufacture, ownership, lease, possession, use condition, operation, or accident in connection with the Equipment (including, without limitation, those claims based on latent and other defects, whether or not discoverable, or claims based on strict liability, or any claim for patent, trademark or copyright infringement). Lessor's rights arising from this Section shall survive the expiration or other termination of the Lease. Nothing in this Section shall limit or waive any right of Lessee to proceed against the manufacturer of the Equipment.

13.  RISK OF LOSS

(a) Lessee assumes and shall bear the entire risk of loss and damage, whether or not insured against, of the Equipment from any and every cause whatsoever as of the date the Equipment is delivered to Lessee.

(b) In the event of loss or damage of any kind to any Item, Lessee shall use all reasonable efforts to place the Item in good repair, condition and working order to the reasonable satisfaction of Lessor within sixty (60) days of such loss or damage, unless the manufacturer of the Equipment determines that such Item has been irreparably damaged, in which case Lessee shall, within ten (10) days of the manufacturer's determination of irreparable loss, make its election to either pay Lessor the Stipulated Loss Value (as set forth in Attachment A to this Master Agreement) for the irreparably damaged Item or replace the irreparably damaged Item, all as provided in this Section. To the extent that the Item is damaged but not irreparably damaged and if Lessee is entitled, pursuant to the insurance coverage, to obtain proceeds from such insurance for the repair of the Item, Lessee (provided no Event of Default has occurred under the Lease) may arrange for the disbursement of such proceeds to the manufacturer or other entity approved by Lessor to perform the repairs to pay the cost of repair. However, Lessee's obligation to timely repair the damaged Item is not contingent upon receipt of such insurance proceeds.

(c) In the event that Lessee elects to pay Lessor the Stipulated Loss Value for the irreparably damaged Item, Lessee shall (i) pay such amount (computed as of the first day of the month following the determination of the irreparable damage by the manufacturer) to Lessor on the first day of the month following the election by Lessee as provided in (b) above, (ii) pay all Base Monthly Rental for the Item up to the date that the Stipulated Loss Value is paid to Lessor; and (iii) arrange with the applicable insurance company (with the consent of Lessor) for the disposition of the irreparably damaged Item. If not all the Equipment is irreparably damaged, the Value for Calculation of Stipulated Loss Value ("Value") as set forth on the Schedule for the irreparably damaged Item shall be multiplied by the applicable percentage set forth in Attachment A to compute the Stipulated Loss Value for such irreparably damaged Item, and the Base Monthly Rental for the undamaged Equipment remaining due (after payment of the Stipulated Loss Value for the irreparably damaged Item) shall be that amount resulting from multiplying the original Base Monthly Rental by the ratio of the Value of the undamaged Equipment divided by the Value for all the Equipment prior to the damage.

(d) If Lessee elects to replace the irreparably damaged Item, Lessee shall continue all payments under the Lease without interruption, as if no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Item, paying all such costs, associated with the replacement, and Lessee shall be entitled to insurance proceeds up to the amount expended by Lessee in effecting the replacement. Lessee shall within twenty (20) days following the date of determination of irreparable damage by the manufacturer, effect the replacement by replacing the irreparably damaged Item with a "Replacement Item" so that Lessor has good, marketable and unencumbered title to such Replacement Item. The Replacement Item shall have a fair market value equal to or greater than the Item replaced, and anticipated to have a fair market value at the expiration of the Base Term equal to the fair market value that the replaced Item would have had at the end of the Base Term, and be the same manufacture, model and type and of at least equal capacity to the Item for which the replacement is being made. Upon delivery, such Replacement Item shall become subject to all of the terms and conditions of the Lease. Lessee shall execute all instruments or documents necessary to effect the foregoing.

(e) For purposes of this Lease, the term "fair market value" shall mean the price of the Equipment delivered and installed at Lessee's location that would be obtained in an arm's-length transaction between an informed and willing buyer-lessee under no compulsion to buy or lease and an informed and willing seller-lessor under no compulsion to sell or lease. If Lessor and Lessee are unable to agree upon fair market value, such value shall be determined, at Lessee's expense, in accordance with the foregoing definition, by three independent appraisers, one to be appointed by Lessee, one to be appointed by Lessor and the third to be appointed by the first two.

14.  INSURANCE

During the term of the Lease, Lessee, at its own expense, shall maintain in regard to the Equipment all risk insurance (in an amount not less than the Stipulated Loss Value as identified on Attachment A) and comprehensive public liability insurance in amounts and with carriers reasonably satisfactory to Lessor. Any such insurance shall name Lessor and the Assignee(s) as additional insured and, as for the all risk insurance, loss payees as their interests may appear. All such insurance shall provide that it may not be terminated, canceled or altered without at least thirty (30) days' prior written notice to Lessor and its Assignee(s). Coverage afforded to Lessor shall not be rescinded, impaired, or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence of such insurance.

15.  REPRESENTATIONS AND WARRANTIES OF LESSEE; FINANCIAL STATEMENTS

(a) Lessee represents and warrants to Lessor and its Assignee(s) (i) that the execution, delivery and performance of this Master Agreement and the Lease was duly authorized and that upon execution of this Master Agreement and the Lease by Lessee and Lessor, the Master Agreement and the Lease will be in full force and effect and constitute a valid legal and binding obligation of Lessee, and enforceable against Lessee in accordance with their respective terms; (ii) the Equipment is accurately described in the Lease and all documents of Lessee relating to the Lease; (iii) that Lessee is in good standing in the jurisdiction of its incorporation and in any jurisdiction in which any of the Equipment is located; (iv) that no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by the Lessee of this Master Agreement or the Lease or, if any such approval, notice, registration or action is required, it has been obtained; (v) that the entering into and performance of this Master Agreement and the Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Articles of Incorporation or Bylaws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or upon the Equipment pursuant to any instrument to which Lessee is a party or by which it or its property may be bound; (vi) there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened, before any court or administrative agency, arbitrator or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under the Lease or any related agreement to which it is a party; (vii) that aside from the Master Agreement and the Lease there are no additional agreements between Lessee and Lessor relating to the Equipment, and (viii) that any and all financial statements and other information with respect to Lessee supplied to Lessor at the time of execution of the Lease and any amendment, are true and complete. The foregoing representations and warranties shall survive the execution delivery of the Lease and any amendments hereto and shall upon the written request of Lessor, be made to Lessor's Assignee(s).

(b) Prior to and during the term of the Lease, Lessee will furnish Lessor with Lessee's audited or unaudited financial statements. If

Lessee is a subsidiary of another company, Lessee shall supply such company's financial statements and guarantees as are reasonably acceptable to Lessor. Lessor's obligations to perform under any Lease is subject to the condition that the financial statements furnished to Lessor by Lessee present the financial condition and results of operations of Lessee and its affiliated corporations, if any, and any guarantor of Lessee's obligations under any Lease, as of the date of such financial statements, and that since the date of such statements there have been no material adverse changes in the assets or liabilities, the financial condition or other condition which in Lessor's or Assignee(s) sole discretion are deemed to be materially adverse. Lessee shall also provide Lessor with such other statements concerning the Lease and the condition of the Equipment as Lessor may from time to time request.

(c) Upon Lessor's request, Lessee shall, with respect to each Lease, deliver to Lessor (i) a certificate of a secretarial officer of Lessee certifying the bylaw, resolution (specific or general) or corporate action authorizing the transactions contemplated in the Lease; (ii) an incumbency certificate certifying that the person signing this Mater Agreement and the Lease holds the office the person purports to hold and has authority to sign on behalf of Lessee; (iii) an opinion of Lessee's counsel with respect to the representations in Section 15(a); (iv) an agreement with Lessor's Assignee with regard to any assignment as referred to in Section 10; (v) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor; (vi) an insurance certificate evidencing the insurance provided by Lessee pursuant to Section 14; and (vii) an Installation Certificate duly executed by Lessee. Failure by Lessee to deliver any of these documents when due shall operate, at Lessor's option, to continue the Installation Term for the Lease thus delaying the Base Term Commencement Date, or to increase the Base Monthly Rental to recover costs incurred by Lessor consequent to the delay or the termination of the Lease as provided in Section 16.

16.  DEFAULT, REMEDIES

(a)  The following shall be deemed "Events of Default" under the Lease:

     (1) Lessee fails to pay any installment of rent or other charge or amount due under the Lease within ten (10) days after notice that such payment is overdue; or

     (2) Except as expressly permitted in the Lease, Lessee attempts to remove, sell, encumber, assign or sublease or fails to insure any of the Equipment, or fails to deliver any documents required of Lessee under the Lease; or

     (3) Any representation or warranty made by Lessee or Lessee's guarantor in the Lease or any document supplied in connection with the Lease or any financial statement is misleading or materially inaccurate; or

     (4) Lessee fails to observe or perform any of the other obligations required to be observed by Lessee under the Lease within thirty (30) days of Lessee's first knowledge of such failure; or

     (5) Lessee or Lessee's guarantor ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or fails to deny the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if it or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation; or

     (6) If within thirty (30) days after the commencement of any proceedings against Lessee or Lessee's guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment (with or without Lessee's or Lessee's guarantor's consent) of any trustee, receiver or liquidator of it or all of or any substantial part of its respective assets and properties, such appointment shall not be vacated.

(b) Upon the happening of any Event of Default, Lessor may declare the Lessee to be in default. Lessee authorizes Lessor at any time thereafter, with or without terminating the Lease, to enter any premises where the Equipment may be and take possession of the Equipment. Lessee shall, upon such declaration of default, without further demand, immediately pay Lessor an amount which is equal to (i) any unpaid amount due on or before Lessor declared the Lease to be in default, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment computed as of the date the last Base Monthly Rental payment was due prior to the date Lessor declared the Lease to be in default, together with interest, as provided herein, plus (iii) all attorney and court costs incurred by Lessor relating to the enforcement of its rights under the Lease. After an Event of Default, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of
Section 6(d) and Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment, subject, however, to its obligation to mitigate damages. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied: (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums owed by Lessee under the Lease, including any unpaid rent which accrued to the date Lessor declared the Lease to be in default and indemnities then remaining unpaid under the Lease; then (3) reimburse to Lessee Stipulated Loss Value previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) immediately. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease unless Lessor so notifies Lessee in writing. Lessor may also proceed by appropriate court action, either at law or in equity to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for the breach of the Lease.

(c) The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. The subsequent acceptance of rental payments under the Lease by Lessor shall not be deemed a waiver of any such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under Section 16 shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for the Lease or now or later existing in law (including as appropriate all the rights of a secured party or lessor under the Uniform Commercial Code) or in equity and Lessor's exercise or attempted exercise of such rights or remedies shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

(d) In the event Lessee shall fail to perform any of its obligations under the Lease, then Lessor may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, Lessee shall promptly reimburse Lessor for any such costs and expenses incurred by Lessor.

17.  LESSOR'S TAX BENEFITS

Lessee acknowledges that Lessor shall be entitled to claim all tax benefits, credits and deductions related to the Equipment for federal income tax purposes including, without limitation: (i) deductions on Lessor's cost of the Equipment for each of its tax years during the term of the Lease under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Assignee (hereinafter collectively "Lessor's Tax Benefits"). Lessee agrees to take no action inconsistent (including the voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor's Tax Benefits. Lessee hereby indemnifies Lessor and its Assignee(s) from and against (a) any loss, disallowance, unavailability or recapture of Lessor's Tax Benefits resulting from any action or failure to act of Lessee, including replacement of the Equipment, plus (b) all interest, penalties, costs (including attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

18.  GENERAL

(a) The Lease shall be deemed to have been made and delivered in the State of Michigan and shall be governed in all respects by the laws of such state. THE PARTIES HERETO AGREE THAT IN THE EVENT OF AN ALLEGED BREACH OF THIS AGREEMENT OR ANY DOCUMENTS RELATING THERETO BY EITHER PARTY, OR ANY CONTROVERSIES ARISE BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATING THERETO, AND SUCH BREACHES OR CONTROVERSIES ARE BROUGHT BEFORE ANY COURT, SUCH CONTROVERSIES SHALL BE TRIED BY A JUDGE ALONE. THE PARTIES, HAVING HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOOSING, HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY MATTER RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED THERETO.

(b) The Master Agreement and the Lease constitute the entire and only agreement between Lessee and Lessor with respect to the lease of the Equipment, and the parties have only those rights and have incurred only those obligations as specifically set forth herein. The covenants, conditions, terms and provisions may not be waived or modified orally and shall supersede all previous proposals, both oral and written, negotiations, representations, commitments or agreements between the parties. The Lease may not be amended or discharged except by subsequent written agreement entered into by duly authorized representatives of Lessor and Lessee.

(c) All notices, consents or requests desired or required to be given under the Lease shall be in writing and shall be delivered in person or sent by certified mail, return, receipt requested, or by courier service to the address of the other party set forth in the introduction of the Master Agreement or to such other address as such party shall have designated by proper notice.

(d) Each Schedule shall be executed in three counterparts, consecutively numbered. To the extent, if any, that a Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. The Master Agreement, in the form of a photocopy, is Exhibit A to the Schedule and is not chattel paper by itself.

(e) Section headings are for convenience only and shall not be construed as part of the Lease.

(f) It is expressly understood that all of the Equipment shall be and remain personal property, notwithstanding the manner in which the same may be attached or affixed to realty, and, upon Lessor's request, Lessee shall secure from its mortgagee, landlord or owner of the premises a waiver in form and substance reasonably satisfactory to Lessor.

(g) Lessor may upon written notice to Lessee advise Lessee that certain Items supplied to Lessee are leased to Lessor and supplied to Lessee under the Lease as a sublease. Lessee agrees to execute and deliver such acknowledgements and assignments in connection with such a Lease as are reasonably required. If, at any time during the term of the Lease, Lessor's right to lease the Equipment expires, Lessor may remove the Equipment from Lessee's premises and shall promptly provide identical substitute Equipment. All expenses of such substitution, including de-installation, installation and transportation expenses, shall be borne by Lessor.

(h) Prior to the delivery of an Item, the obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, failure to deliver any Item, governmental regulations or interferences or any cause whatsoever not within the sole control of Lessor.

(i) Any provision of the Master Agreement or any Schedule prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of the Master Agreement and such Schedule.

(j) Although this Lease is the standard form used by Lessor to lease hardware equipment to Lessee, both Lessor and Lessee acknowledge that, with respect to any software which may be included as Equipment ("Software"), this Lease is a financing agreement whereby that portion of Lessee's Base Month Rental payment obligation applicable to any Software represents license fees which are being paid by Lessee in consideration for payment by Lessor to the software vendor ("Vendor") of the total license fee relating to any such Software. Neither Lessor nor Lessee have or were granted any ownership or other proprietary rights in the Software, and neither party purports to transfer any such rights to the other hereunder. Lessee has only those rights in the Software which were granted to Lessee pursuant to the software license agreement entered into directly between Vendor and Lessee ("License").

(k) The parties agree that this is a "Finance Lease" as defined by section 2A-103(g) of the Uniform Commercial Code ("UCC"). Lessee acknowledges either
(a) that Lessee has reviewed and approved any written Supply Contract (as defined by UCC 2-A-103(y)) covering the Equipment purchased from the Supplier (as defined by UCC 2A-103(x) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) identity of the Supplier, (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

     The terms of this Lease are applicable only as between Lessor (and any Assignee) and Lessee. The terms of the License are applicable only as between Lessee and Vendor, and Lessor does not assume and is not liable for any obligations under any of the provisions of the License.

     Lessee's Base Monthly Rental payment obligation is absolute and unconditional in all respects regardless of any problem Lessee may have with the Software, any dispute Lessee may have with the Vendor, any inability of Lessee to use the Software or exercise by Vendor of any remedies it may have pursuant to the License.

The parties have executed this Master Lease Agreement as of the date written above.

LESSOR:                                LESSEE:

VARILEASE CORPORATION                  STARPAK, INC.

By:      /s/  GARY F. MILLER           By:       /s/  DENNIS M. SWENSON
   -------------------------------        ------------------------------------
Name:    Gary F. Miller                Name:     Dennis M. Swenson
By:      Senior Vice President         Title:    Vice President


If there are no Additional Provisions to this Master Lease Agreement, check here X . If there are Additional Provisions describe here:

                                 ATTACHMENT A

                          to MASTER LEASE AGREEMENT

                          dated March 6 [sic], 1997

                   between VARILEASE CORPORATION ("LESSOR")

                         and STARPAK, INC. ("LESSEE")


     To calculate Stipulated Loss Value, multiply the applicable percentage, below, by the value of the applicable Item(s) set forth on the Schedule.

RENT                      RENT                        RENT
PAYMENT    STIP LOSS      PAYMENT      STIP LOSS      PAYMENT     S T I P
LOSS
NUMBER     PERCENT        NUMBER       PERCENT        NUMBER      PERCENT
  1        110.50%          21          85.31%          41         60.13%
  2        109.24%          22          84.05%          42         58.87%
  3        107.98%          23          82.80%          43         57.61%
  4        106.62%          24          81.54%          44         56.35%
  5        105.46%          25          80.28%          45         55.09%
  6        104.20%          26          79.02%          46         53.83%
  7        102.94%          27          77.76%          47         52.57%
  8        101.68%          28          76.50%          48         51.31%
  9        100.43%          29          75.24%          49         50.05%
  10        99.17%          30          73.98%          50         48.79%
  11        97.91%          31          72.72%          51         47.53%
  12        96.65%          32          71.46%          52         46.28%
  13        95.39%          33          70.20%          53         45.02%
  14        94.13%          34          68.94%          54         43.76%
  15        92.87%          35          67.68%          55         42.50%
  16        91.61%          36          66.42%          56         41.24%
  17        90.35%          37          65.17%          57         39.98%
  18        89.09%          38          63.91%          58         38.72%
  19        87.83%          39          62.65%          59         37.46%
  20        86.57%          40          61.39%          60         36.10%
                                                        AND THEREAFTER